Exhibit 10.2

Kenmont Special Opportunities Master Fund, L.P.	Whitebox Convertible Arbitrage Partners, LP
Man Mac Miesque 10B Ltd.	Whitebox Hedged High Yield Partners, LP
c/o Kenmont Investments Management, L.P.	Pandora Select Partners, LP
711 Louisiana, Suite 1750	Whitebox Intermarket Partners, LP
Houston, TX 77002	3033 Excelsior Boulevard, Suite 300
Minneapolis, MN 55416-4675

Fursa Master Global Event Driven Fund, LP	Guggenheim Portfolio Company XXXI, LLC
444 Merrick Road, Suite 104	GPC LIX, LLC
Lynbrook, NY 11563	135 East 57th Street, 11th Floor
New York, NY 10022

CONFIDENTIAL

June 18, 2007

Transmeridian Exploration Incorporated

397 N. Sam Houston Pkwy. E., Suite 300

Houston, Texas 77060

Attention: Earl W. McNiel, Chief Financial Officer

20% Junior Redeemable Convertible Preferred Stock

Additional Return Agreement

Ladies and Gentlemen:

Reference is made to the amended and restated commitment letter dated the date hereof (including Exhibit A thereto, the “Commitment Letter”) among the various investors set forth on the signature pages hereto (collectively, the “Initial Investors”), and you. This Additional Return Agreement is the “Letter Agreement” referred to therein. Terms used but not defined in this Additional Return Agreement shall have the meanings assigned thereto in the Commitment Letter.

1.	Additional Returns.

As consideration for our respective agreements under the Commitment Letter with respect to the Transaction, you agree to pay to each Initial Investor (i) a commitment preferred return (collectively, and as the same may be adjusted as provided for below, “Commitment Return”) equal to 25% of the commitment amount of such Initial Investor, as set forth under the heading “Commitment Amount” in the table appearing in Paragraph 1 of the Commitment Letter, which preferred return is subject to adjustment as described below and (ii) for its own account, in consideration of its standby pledge with respect to the Transaction, a transaction preferred return (collectively, “Transaction Return” and together with the Commitment Return, the “Returns”) equal to 10% of the commitment amount of such Initial Investor, as set forth under the heading “Commitment Amount” in the table appearing in Paragraph 1 of the Commitment Letter.

The Transaction Return is fully vested upon your acceptance of the Commitment Letter, without regard to whether any closing of the purchase and sale of Securities contemplated by the Commitment Letter shall take place (unless, in the case of an Initial Investor, such failure to close is the result of such Initial Investor’s default under the Commitment Letter). The Commitment Return, as applicable to each of Tranche 1 and Tranche 2 of the Securities, is fully vested upon consummation of the Transaction as it occurs with respect to each such tranche; provided, however, all Returns are due and payable at the earlier of: (i) the occurrence of a Change of Control, as such term is defined in the Certificate and (ii) June 18, 2008.

If the Returns are not paid by December 31, 2007, from and after such date the principal amount of the Company’s obligation to pay such Returns shall thereafter be increased, without the need for further act or evidence, at the rate of 10% per annum.

You shall make payment of the Returns when due without the need for any demand or other action by any of us, in each case by wire transfer to the respective accounts that each Initial Investor shall have previously designated to you; provided, however, if the Returns become due other than upon the occurrence of a Change of Control, you may elect to satisfy your payment obligations with respect thereto by delivery of duly authorized, fully paid and non-assessable shares of your Common Stock, valued for such purpose as prescribed by Section (3A)(b) of the Certificate.

2.	General.

The assignment of any portion of an Initial Investor’s commitment under the Commitment Letter shall be deemed to include an assignment of the corresponding portion of the unvested Commitment Return applicable to the portion of such commitment so assigned. No Returns, once vested, are assignable without the prior written consent of the Company, which shall not unreasonably be withheld; provided, however, notwithstanding the foregoing, an Initial Investor may assign its vested Returns, or any part thereof, to an affiliate and in such case the assignor must provide written notice thereof to the Company promptly upon completion of such assignment. Notwithstanding any provision of this Additional Return Agreement or the Commitment Letter to the contrary, an Initial Investor may elect in writing to waive all or any portion of its Returns, whether vested or unvested.

You agree that, once paid, the Returns or any part thereof payable hereunder will not be refundable under any circumstances. All Returns payable hereunder will be paid in immediately available funds and shall not be subject to reduction by way of setoff or counterclaim.

You agree that (i) you will not disclose this Additional Return Agreement or the contents hereof other than as permitted by the Commitment Letter and (ii) your obligations under this Additional Return Agreement shall survive the expiration or termination of the Commitment Letter and the purchase of the Securities.

It is understood that this Additional Return Agreement shall not constitute or give rise to any obligation on our part to purchase any Securities; such an obligation will arise only under the Commitment Letter if accepted in accordance with its terms. This Additional Return Agreement amends, restates and supersedes in its entirety that certain letter agreement among the Initial Investors and the Company, dated June 18, 2007, regarding the matters addressed herein. This Additional Return Agreement may not be amended or any provision hereof waived or modified except by an instrument in writing signed by each of the parties hereto. THIS ADDITIONAL RETURN AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. This Additional Return Agreement may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Additional Return Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Additional Return Agreement. Section headings used herein are for convenience of reference only, are not part of this Additional Return Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Additional Return Agreement.

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If the foregoing correctly sets forth our understanding, please indicate your acceptance of the terms hereof by returning to each of us an executed counterpart hereof, whereupon this Additional Return Agreement shall become a binding agreement between us.

Very truly yours,

KENMONT SPECIAL OPPORTUNITIES MASTER FUND, L.P.

By	Kenmont Investments Management, L.P.

By	/s/ John Harkrider
Name:	John Harkrider
Title:	Managing Director & CFO

MAN MAC MIESQUE 10B LTD.

By	Kenmont Investments Management, L.P.

By	/s/ John Harkrider
Name:	John Harkrider
Title:	Managing Director & CFO

FURSA MASTER GLOBAL EVENT DRIVEN FUND, LP

By	/s/ Mickey Harley
Name:	Mickey Harley
Title:	President & CIO

Additional Return Agreement Signature Page

WHITEBOX CONVERTIBLE ARBITRAGE PARTNERS, LP

By	/s/ Jonathan Wood
Name:	Jonathan Wood
Title:	Director - COO

WHITEBOX HEDGED HIGH YIELD PARTNERS, LP

By	/s/ Jonathan Wood
Name:	Jonathan Wood
Title:	Director - COO

PANDORA SELECT PARTNERS, LP

By	/s/ Jonathan Wood
Name:	Jonathan Wood
Title:	Director - COO

WHITEBOX INTERMARKET PARTNERS, LP

By	/s/ Jonathan Wood
Name:	Jonathan Wood
Title:	Director - COO

Additional Return Agreement Signature Page

GUGGENHEIM PORTFOLIO COMPANY XXXI, LLC

By	/s/ Jonathan Wood
Name:	Jonathan Wood
Title:	Director - COO

GPC LIX, LLC

By	/s/ Jonathan Wood
Name:	Jonathan Wood
Title:	Director - COO

Accepted and agreed to as of the date first above written:

TRANSMERIDIAN EXPLORATION INCORPORATED

By:	/s/ Earl W. McNiel
Earl W. McNiel
Vice President and Chief Financial Officer

Additional Return Agreement Signature Page